UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 2)

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☑	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement	☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

TimefireVR Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Proxy Statement

TimefireVR Inc

Dba/ Teraforge

7150 E. Camelback Rd.

Suite 444

Scottsdale AZ  85251

To the shareholders of TimefireVR Inc.:

We are pleased to invite you to attend the Annual Meeting of the Shareholders (the “Annual Meeting”) of TimefireVR Inc., a Nevada corporation (“Timefire” or the “Company”), which will be held at 10:00 a.m., local time on September ___, 2018 at  Nason, Yeager, Gerson, White & Lioce, P.A., 3001 PGA Boulevard, Suite 305 Palm Beach Gardens, Florida 33410, for the following purposes:

1.	To elect two members to the Company’s Board of Directors;

2.	To approve an amendment to the Company’s Articles of Incorporation to change the Company’s name to “TeraForge Ventures Inc.”;

3.	To approve an amendment to the Company’s Articles of Incorporation to effect a proposed reverse stock split;

4.	To ratify the sale of the Company’s subsidiary, Timefire LLC;

5.	To approve the Company’s named executive officer compensation;

6.	To vote, on a non-binding advisory basis, whether a non-binding advisory vote on the Company’s named executive officer compensation should be held every one, two or three years; and

7.	To transact such other business as may properly come before the Annual Meeting.

The Company’s Board of Directors (the “Board”) has fixed the close of business on July 31, 2018 as the date (the “Record Date”) for a determination of shareholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on September ___, 2018. This Proxy Statement is available at: https://www.proxyvote.com.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to shareholders. Registration and seating will begin at 9:45 a.m. Shares can be voted at the meeting only if the holder is present in person or by valid proxy.

For admission to the meeting, each shareholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the Record Date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you do not plan on attending the meeting, please vote your shares via the internet, by phone or by signing and dating the enclosed proxy and return it in the business envelope provided. Your vote is very important.

By the Order of the Board of Directors

/s/ Jonathan Read
Jonathan Read
Chief Executive Officer

Dated: August ___, 2018

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by phone or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

Preliminary Proxy Statement

TimefireVR Inc

Dba/ Teraforge

7150 E. Camelback Rd.

Suite 444

Scottsdale AZ  85251

ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

Why am I receiving these materials?

These proxy materials are being sent to the holders of shares of the voting stock of Timefire in connection with the solicitation of proxies by Timefire’s Board for use at the Annual Meeting to be held at 10:00 a.m. on September ____, 2018 at  Nason, Yeager, Gerson, White & Lioce, P.A., 3001 PGA Boulevard, Suite 305 Palm Beach Gardens, Florida 33410. The proxy materials relating to the Annual Meeting are first being mailed to shareholders entitled to vote at the meeting on or about July 31, 2018.

Who is entitled to vote?

The Board has fixed the close of business on July 31, 2018 as the Record Date for a determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 235,460,470 shares of common stock outstanding. Each share of the Company’s common stock represents one vote that may be voted on each matter that may come before the Annual Meeting. There are no shares of preferred stock that are entitled to vote.

The Board intends to use Proxies, executed by shareholders of the Company’s common stock in conjunction with the sale of the Company’s subsidiary, Timefire LLC (“TLLC”), to vote the shares of the shareholders who executed proxies for the purposes of approving the sale of TLLC, among other things. The following table sets forth the name and the number of shares of voting stock held by the shareholders who executed proxies:

Name of Holder	Number of Shares subject to Proxy
Jeffrey Rassas (1)	14,915,750
John Wise (2)	14,430,902
Caroline Wise (3)	14,430,902
Hayjour Family LP (4)	14,410,826

(1) Includes shares of common stock owned by Hayjour Family LP.

(2) Includes 7,452,951 shares held directly and 6,977,951 shares held by Caroline Wise.

(3) Includes 6,977,951 shares held directly and 7,452,951 shares held by John Wise.

(4) Jeffrey Rassas is the general partner.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with the Company’s transfer agent, Equity Stock Transfer, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who may attend the meeting?

Record holders and beneficial owners may attend the Annual Meeting. If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date. Please see below for instructions on how to vote at the Annual Meeting if your shares are held in street name.

How do I vote?

Record Holder

1.	Vote by Internet. The website address for internet voting is on your proxy card.
2.	Vote by phone. Call 1-800-690-6903 and follow the instructions on your proxy card.
3.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).
4.	Vote in person. Attend and vote at the Annual Meeting.

If you vote by Internet or phone, please DO NOT mail your proxy card.

Beneficial Owner (Holding Shares in Street Name)

1.	Vote by Internet. The website address for internet voting is on your proxy card.
2.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).
3.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

What constitutes a quorum?

To carry on the business of the Annual Meeting, we must have a quorum. For proposals two and three, a quorum is present when 50.1% of the outstanding shares of stock entitled to vote, as of the Record Date, are represented in person or by proxy. For proposals one, four, five and six, a quorum is present when 25% of the outstanding shares of stock entitled to vote, as of the Record Date, are represented in person or by proxy. Shares owned by the Company are not considered outstanding or considered to be present at the Annual Meeting. Broker non-votes (because there is a non-routine matter presented at the Annual Meeting) and abstentions are counted as present for the purpose of determining the existence of a quorum.

What happens if the Company is unable to obtain a quorum?

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of proxies.

Which proposals are considered “Routine” or “Non-Routine”?

Proposals 2 and 3 are routine.

Proposals 1, 4, 5, 6 are non-routine.

What is a broker non-vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. This vote is called a “broker non-vote.” Broker non-votes do not count as a vote “FOR” or “AGAINST” any of the Proposals.

If you are the shareholder of record, and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting. If your shares are held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization may generally vote at its discretion on routine matters, but not on non-routine matters. If you sign your proxy card but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by the Board on any non-routine matter. See the note below and the following question and answer.

How are abstentions treated?

Abstentions only have an effect on the outcome of any matter being voted on that requires the approval based on the Company’s total voting stock outstanding. Thus, abstentions have no effect on any of the proposals.

How many votes are needed for each proposal to pass, is broker discretionary voting allowed and what is the effect of an abstention?

Proposals		Vote Required	Broker Discretionary Vote Allowed	Effect of Abstentions on the Proposal
(1)	To elect two members to the Company’s Board of Directors	Plurality	No	No effect*
(2)	To approve an amendment to the Company’s Articles of Incorporation to change the Company’s name to “TeraForge Ventures Inc.”;	Majority of the votes outstanding	Yes	No effect*
(3)	To approve an amendment to the Company’s Articles of Incorporation to effect a proposed reverse stock split;	Majority of the votes outstanding	Yes	No effect*
(4)	To ratify the sale of the Company’s subsidiary, Timefire LLC;	Majority of the votes cast	No	No effect*
(5)	To approve the Company’s named executive officer compensation;	Majority of the votes cast	No	No effect*
(6)	To vote, on a non-binding advisory basis, whether a non-binding advisory vote on the Company’s named executive officer compensation should be held every one, two or three years; and	Majority of the votes cast	No	No effect*

*	Abstentions will reduce the number of affirmative votes received, but not the required number of votes or percentage needed for the proposal to pass.

What are the voting procedures?

You may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any of these proposals. You should specify your respective choices on the accompanying proxy card or your proxy card.

Is my proxy revocable?

You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to the Corporate Secretary of Timefire, by delivering a proxy card dated after the date of the proxy or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: TimefireVR Inc., Dba/Teraforge, 7150 E. Camelback Rd., Suite 444 Scottsdale AZ, 85251 Attention: Corporate Secretary.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by the Company’s officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing. We may hire an independent proxy solicitation firm.

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you submit a signed proxy card, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, then Mr. Jonathan Read, the Company’s Chief Executive Officer and Chairman of the Board, or Mr. Gary Smith, a member of the Board, are authorized to adjourn the Annual Meeting until a quorum is present or represented.

What is “householding” and how does it affect me?

Record holders who have the same address and last name will receive only one copy of their proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce the Company’s printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these proxy materials, or if you hold Timefire stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Company’s Corporate Secretary at: TimefireVR Inc., Dba/ Teraforge, 7150 E. Camelback Rd., Suite 444 Scottsdale AZ, 85251 Attention: Corporate Secretary.

If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Company’s Corporate Secretary as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

Do I have dissenters’ (appraisal) rights?

Appraisal rights are not available to the Company’s shareholders with any of the proposals brought before the Annual Meeting.

Can a shareholder present a proposal to be considered at the next Annual Meeting or Special Meeting?

For a shareholder proposal to be considered for inclusion in the Company’s Proxy Statement and proxy card for the next meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, (the “Exchange Act,”) the following is required:

☐	For a shareholder proposal to be considered for inclusion in the Company’s Proxy Statement and proxy card for the next Annual Meeting pursuant to Rule 14a-8 under the Exchange Act our Corporate Secretary must receive the written proposal no later than 120 calendar days prior to the anniversary date of the date the Company’s Proxy Statement for its Annual Meeting was mailed to shareholders. Such proposals also must comply with Securities and Exchange Commission (the “SEC”) regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored materials. Proposals for a meeting of shareholders, other than for our Annual Meeting, must be received a reasonable time before the Company begins to print and send its proxy materials. Additionally, you must be a record holder at the time you deliver your notice to the Corporate Secretary and are entitled to vote at the next applicable annual or Annual Meeting.

A nomination or other proposal will be disregarded if it does not comply with the above procedures. All proposals and nominations should be sent to TimefireVR Inc., DBA/ Teraforge, 7150 E. Camelback Rd., Suite 444 Scottsdale AZ, 85251 Attention: Corporate Secretary.

We reserve the right to amend the Company’s Bylaws and any change will apply to the next Annual Meeting or Special Meeting unless otherwise specified in the amendment.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the officers or directors have any interest in any of the matters to be acted upon at the Annual Meeting.

The Board Recommends that Shareholders Vote “For” Proposal Nos. 1, 2, 3, 4, 5, and 6 (“Three years”).

PROPOSAL 1: TO ELECT MEMBERS TO the Company’s BOARD OF DIRECTORS

We currently have two directors. The terms of all of the Company’s current directors will expire at this Annual Meeting. The Board proposes the election of the following nominees as directors:

Jonathan Read

Gary Smith

All of the nominees listed above are currently directors of the Company. Additionally, all of the nominees have been nominated and have agreed to serve if elected. The two persons who receive the most votes cast will be elected and will serve as directors until the next Annual Meeting. If a nominee becomes unavailable for election before this Annual Meeting, the Board can name a substitute nominee and proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the proxy card. The principal occupation and certain other information about the nominees and the Company’s named executive officers are set forth on the following pages.

The Board recommends a vote “For” the election of the nominated directors.

DIRECTORS AND EXECUTIVE OFFICERS

Director Nominee Biographies

Jonathan Read - Mr. Read, age 60, has been the Chief Executive Officer, Secretary, and Treasurer of the Company since October 20, 2017 and a director of the Company since August 18, 2017. Mr. Read was appointed as a director for his prior experience with the Company and another public company. From July 14, 2017 through July 20, 2018, Mr. Read served as a director of BTCS Inc, a digital asset-related company which may be deemed a potential competitor. From November 1, 2015 to January 31, 2017, Mr. Read was Chief Executive Officer and a director of the Company. Since 2013 Mr. Read has been Managing Partner of Quadratam1 LLC, a Scottsdale, Arizona based firm specializing in providing financial and organizational consulting services for growth-stage companies in the United States and China. From 2005 through 2012, Mr. Read was the Chief Executive Officer and a director of ECOtality, Inc., a San Francisco based Company he founded. In 2013, ECOtality, Inc. filed for Chapter 11 bankruptcy protection. In 2014, Mr. Read filed for bankruptcy personally.

Gary Smith - Mr. Smith, age 65, has been a director of the Company since July 2017. Mr. Smith was appointed as a director by one of the Company’s investors which had rights to designate a director. Mr. Smith has served as Chief Executive Officer and director of NIT Enterprises, Inc. since July 2014. From June 2013 to July 2015 he also served as Chief Executive Officer and director of Radiant Creations Group, Inc.

CURRENT DIRECTORS

The following table represents the Company’s current directors and their current position on the Board, if any:

Directors

Name	Age	Position
Jonathan Read	60	Chairman
Gary Smith	65	Director

Executive Officers

Name	Age	Position
Jonathan Read	60	Chief Executive Officer
Jessica Smith	39	Chief Financial Officer

Jonathan Read - See above for Mr. Jonathan Read’s biography.

Jessica Smith - Ms. Smith has been the Company’s Chief Financial Officer since September 2016. Ms. Smith is a certified public accountant in the State of Arizona. Ms. Smith has served as the Chief Financial Officer of Item 9 Labs Corp., formerly Airware Labs Corp. (OTCQB: INLB) since December 2012 and as its Secretary and Treasurer since January 2013. Since 2008, she has provided companies, including the Company with part-time accounting and financial consulting services through her company, JS Accounting & Tax, PLLC.

Family Relationships

There are no family relationships among the Company’s directors and/or executive officers.

Board responsibilities

The Board oversees, counsels, and directs management in regard to the long-term interests of the Company and its shareholders. The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of the Company. The Board is not involved in the operating details on a day-to-day basis

 Director Independence

Mr. Read is not independent in accordance with rules of the New York Stock Exchange (the “NYSE”) due to his employment as an executive officer of the Company. The Company has determined that Mr. Smith is independent in accordance with the NYSE rules for director independence.

Board committees and charters

The Company does not have a separately-designated standing audit committee, compensation committee, or nominating committee. The Company currently lacks sufficient independent directors to maintain committees consistent with proper corporate governance standards. The Board has not determined that the Company has an audit committee financial expert serving on the Board. The Company intends to identify and appoint a financial expert if needed in the future.

Number of meetings of the board for fiscal year 2017

For 2017, the Board had four meetings and acted by unanimous written consent on 10 occasions. There were no directors who attended fewer than 75 percent of the total meetings or committee meetings of the Board for 2017.

Board diversity

While we do not have a formal policy on diversity, the Board considers diversity to include the skill set, background, reputation, type and length of business experience of the Board members as well as a particular nominee’s contributions to that mix. The Board believes that diversity brings a variety of ideas, judgments and considerations that benefit the Company and its shareholders. Although there are many other factors, the Board seeks individuals with experience on operating and growing businesses.

Board leadership structure

We have chosen to combine the Chief Executive Officer and Board Chairman positions. We believe that this Board leadership structure is the most appropriate for the Company. Because we are a small company, it is more efficient to have the leadership of the Board in the same hands as the Chief Executive Officer. The challenges faced by us at this stage – implementing the Company’s business and marketing plan and accelerating the Company’s growth – are most efficiently dealt with by one person who is familiar with both the operational aspects as well as the strategic aspects of the Company’s business.

Board risk oversight

The Company’s risk management function is overseen by the Board. The Company’s management keeps the Board apprised of material risks and provides its independent director access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Mr. Jonathan Read works closely together with the other member of the Board once material risks are identified on how to best address such risks. If the identified risk poses an actual or potential conflict with management, the Company’s independent director may conduct the assessment. Presently, the primary risk affecting us is the Company’s liquidity and the difficulty in consummating acquisitions due to the low stock prices and continual sales by one investor and the Company’s ability to generate revenue.

Code of Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of the Company’s employees, including the Company’s Chief Executive Officer and Chief Financial Officer. Although not required, the Code of Ethics also applies to the Company’s directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations and the prompt reporting of illegal or unethical behavior. The Company will provide a copy, without charge, to anyone that requests one in writing to TimefireVR Inc., dba/ Teraforge, 7150 E. Camelback Rd., Suite 444, Scottsdale AZ  85251.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of the Company’s common stock to file initial reports of ownership and changes in ownership of the Company’s common stock and other equity securities with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms filed, we believe that the following current and former officers, directors and 10% beneficial owners failed to comply with Section 16(a) as of the end of fiscal year 2017 for the following occurrences: Gary Smith (1 transaction), Jonathan Read (1 transaction), Jessica Smith (1 transaction), Jeffrey Rassas (1 transaction), Lou Werner III (2 transactions).

Communication with the Company’s Board

Although the Company does not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at TimefireVR Inc., Dba/ Teraforge, 7150 E. Camelback Rd., Suite 444, Scottsdale AZ  85251, Attention: Corporate Secretary. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Related person transactions

In addition to Employment and Consulting Agreements disclosed elsewhere in this Proxy Statement, we engaged in the following transactions with our executive officers and directors.

On March 6, 2017, the Company closed a private placement of Convertible Notes and Warrants offering that included a then Company director, Mr. Lou Werner III, as an investor. This investor’s Note was for $100,000. The Company’s obligation under the Note was cancelled on January 3, 2018 as described below.

On June 2, 2017, the Company entered into an agreement with an entity managed by a former director of the Company to provide services to the entity. A retainer deposit of $57,400 was received, and services were to be initiated within sixty days. The Company’s obligation under the debt was cancelled on January 3, 2018 as described below

During the year ended December 31, 2017, the Company received advances totaling $116,883 from a related party, an original investor in the Company’s former subsidiary, Timefire LLC (“TLLC”). The Company’s obligation under the debt was cancelled on January 3, 2018 as described below.

On January 3, 2018, the Company effected the sale of TLLC to a group which included its former owners including two of our former executive officers and directors. The Company received: (i) $100,000 in cash and (ii) a secured promissory note in the principal amount of $120,000 bearing 6% annual interest that matures in September 2018. In addition, $216,883 of Notes payable were cancelled including the $100,000 Convertible Note issued to Lou Werner III, and the $116,883 from a related party, referred to above. The sale of TLLC is discussed further in Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on April 9, 2018 (the “2017 10-K”).

On January 22, 2018, the Company granted Gary Smith 1,000,000 stock options under the 2016 Equity Incentive Plan, exercisable at $0.03 per share, vesting quarterly over a one-year period, with the first vesting date being three months from the grant date, subject to continued service as a director on each applicable vesting date.

Voting securities and principal holders thereof

The following table sets forth the number of shares of the Company’s common stock beneficially owned as of the Record Date by (i) those persons known by the Company to be owners of more than 5% of its common stock, (ii) each director and director nominee, (iii) the Named Executive Officers (as disclosed in the Summary Compensation Table), and (iv) the Company’s executive officers and directors as a group. Unless otherwise specified in the notes to this table, the address for each person is: TimefireVR Inc., Dba/ Teraforge, 7150 E. Camelback Rd., Suite 444, Scottsdale AZ  85251, Attention: Corporate Secretary.

Class Type	Beneficial Owner	Amount of Beneficial Ownership (1)	Percentage Beneficially Owned
Officers and Directors

Common Stock	Jonathan R. Read Chief Executive Officer and Chairman of the Board (2)	5,000,000 34,346,652	2.1% 14.6%
Common Stock	Jeffrey Rassas, Former Chief Executive Officer (3)	15,166,506 250,756	6.4% *
Common Stock	John Wise Former President (4)	16,477,315 2,046,413	6.9% *
Common Stock	Gary Smith (5) Director	250,000	*
Common Stock	All Named Executive Officers and Directors as a Group – four members	36,893,821	2.23%
5% Shareholders

(1) Applicable percentages are based on 235,460,470 shares of common stock outstanding as of August 2, 2018. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options, warrants or conversion of notes. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them. This table does not include any unvested stock options except for those vesting within 60 days.

(2) Read. Includes 5,000,000 shares underlying stock options for proposals 5, and 6 of this Proxy Statement. Includes 5,000,000 shares underlying stock options and 29,346,652 shares underlying proxies to vote shares of the Company’s common stock including 504,924 shares held by Jeffrey Rassas, 7,452,951 shares held by John Wise, 6,977,951 shares held by Caroline Wise, and 14,410,826 shares held by Hayjour Family LP for proposals 1, 2, 3, and 4 of this Proxy Statement.

(3) Rassas, a former executive officer and director. Includes 504,924 shares of common stock and 216,667 stock options held by Mr. Rassas directly and 14,410,826 shares and 34,089 shares underlying warrants to purchase common stock held by Hayjour Family LP (“Hayjour”), for proposals 5 and 6 of this Proxy Statement. Includes 216,667 stock options held by Mr. Rassas directly and 34,089 shares underlying warrants to purchase common stock for proposals 1, 2, 3, and 4 of this Proxy Statement. Mr. Rassas is the general partner of Hayjour for which the address is 10799 N. 90th St., Suite 200, Scottsdale AZ 85260.

(4) Wise, a former executive officer and director. Includes 7,452,951 shares of common stock and 2,046,413 shares of common stock underlying warrants held by Mr. Wise and 6,977,951 shares held by Mr. Wise’s spouse Caroline Wise, which Mr. Wise is deemed to beneficially own, for proposals 5 and 6 of this Proxy Statement. Includes 2,046,413 shares of common stock underlying warrants to purchase common stock for proposals 1, 2, 3, and 4 of this Proxy Statement.

(5) Smith. Represents 250,000 shares underlying stock options.

Summary Compensation Table

The following information is related to the compensation paid, distributed or accrued by us for the years ended December 31, 2017 and 2016 to our Chief Executive Officer (principal executive officer), former President, and former Chief Executive Officer serving during the last fiscal year.

Name and Principal Position	Year	Salary ($)	Stock awards ($) (1)	Option Awards ($)(1)	Total ($)
Jonathan Read	2017	41,625	—	—	41,625
Chief Executive Officer (2)	2016	80,634	226,000	—	306,634

Jeffrey Rassas	2017	121,058	—	310,759	431,817
Former Chief Executive Officer (3)	2016	67,634	—	—	67,634

John Wise	2017	119,904	—	—	119,904
Former President (4)	2016	65,634	—	—	65,634

(1) Represents the grant date fair value of the award, calculated in accordance with FASB Accounting Standard Codification 718, “Compensation – Stock Compensation,” or ASC 718. The assumptions used in calculating the grant date fair value of the option awards are set forth in Note 1 of the Financial Statements to the 2017 10-K.

(2) Mr. Read was appointed as the Chief Executive Officer on October 20, 2017 and previously served as the Chief Executive Officer from November 2015 until January 31, 2017.

(3) Mr. Rassas was appointed Chief Executive Officer on January 31, 2017 and resigned on October 20, 2017.

(4) Mr. Wise was appointed President on September 13, 2016, and resigned on October 17, 2017

Named Executive Officer Employment and Compensation Agreements

Effective January 3, 2018, the Company entered into an oral employment agreement (the “Read Agreement”) with Jonathan Read. Under the terms of the Read Agreement the Company pays Mr. Read an annual salary of $240,000. Additionally, the Company paid Mr. Read compensation for his services as the Company’s Chief Executive Officer from October 20, 2017, to December 31, 2017, calculated as a pro-rata portion of an annual salary of $150,000. Additionally, on January 3, 2018 the Board granted Mr. Read 15,000,000 stock options of which 5,000,000 vested on the grant date, 5,000,000 will vest one-year from the grant date, and 5,000,000 will vest two years from the grant date subject to continued employment with the Company.

Effective September 13, 2016, the Company entered into an employment agreement with John Wise. The agreement was for a two year period at the rate of $150,000 per annum. Mr. Wise resigned on October 17, 2017.

Effective September 13, 2016, the Company entered into an employment agreement with Jeffrey Rassas, who was later named our Chief Executive Officer. The agreement was for a two year period at the rate of $150,000 per annum.  Mr. Rassas resigned on October 20, 2017.

Effective January 3, 2018, the Company agreed to compensate Gary Smith for his service as a non-employee director by paying him $2,500 per calendar quarter effective as of July 10, 2017.

Termination and Change of Control Provisions

None of our current executive officers’ employment agreements provide for any payments in connection with termination or Change of Control. None of our current executive officers would be entitled to any other benefits, including accelerated equity vesting, in the event of termination under various circumstances.

Director Compensation for the Fiscal Year ending 2017

Our non-employee director is eligible to receive compensation for his services as a director of the Company. Apart from compensation paid to Gary Smith, the Company did not pay compensation to its directors for fiscal year 2017. The following table provides the compensation, paid to directors of the Company for fiscal year 2017.

	Fees Earned or
	paid in cash	Total
Name	($)	($)
Gary Smith	2,500	2,500

(1) Represents the grant date fair value of an  option award, calculated in accordance with FASB Accounting Standard Codification 718, “Compensation – Stock Compensation,” or ASC 718. The assumptions used in calculating the grant date fair value of the option awards are set forth in Note 1 of our Consolidated Financial Statements of the 2017 10-K.

The following table provides the outstanding equity awards held by our Named Executive Officers at the end of fiscal year 2017.

Outstanding Equity Awards at Fiscal Year-End

The following table provides the outstanding equity awards held by our Named Executive Officers at the end of fiscal year 2017.

Name	Option awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
(a)	(b)	(c)	(d)	(e)	(f)
Jeffrey Rassas	216,667			$0.50	10/20/18 (1)

(1) In accordance with the terms of the 2016 Plan, as defined below, these options are exercisable for up to one-year from the date of Mr. Rassas’s resignation.

Equity compensation plan information

Effective September 13, 2016, the Company adopted the 2016 Equity Incentive Plan (the “2016 Plan”) to provide an incentive to our employees, consultants, officers and directors who are responsible for or contribute to our long-range success. A total of 3,300,000 shares of our common stock have been reserved for the implementation of the 2016 Plan, either through the issuance of incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), restricted awards, or restricted stock units (“RSUs”). Whenever practical, the 2016 Plan is to be administered by a committee of not less than two members of the Board of Directors appointed by the full Board, and the 2016 Plan has a term of 10 years, unless sooner terminated by the Board. As of December 31, 2017, 1,145,000 shares of common stock are available for issuance under the 2016 Plan.

In March 2018, the Board amended the Company’s 2016 Equity Incentive Plan, effective January 2018, by increasing the authorized number of shares available under the plan by 30,000,000.

Equity compensation plan information as of December 31, 2017

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	n/a	n/a	n/a
Equity compensation plans not approved by security holders*	2,155,000	$0.05	1,145,000
Total	2,155,000	$0.05	1,145,000

* As of December 31, 2017, under the 2016 Equity Incentive Plan.

Legal proceedings

From time to time, the Company may be a party to, or otherwise involved in, legal proceedings arising in the normal course of business. As of the date of the mailing of this proxy statement, the Company is not aware of any proceedings, threatened or pending, against it which, if determined adversely, would have a material effect on its business, results of operations, cash flows or financial position.

Principal Accounting Fees and Services

All of the services provided and fees charged by Berkower LLC, our principal accountant. The following table shows the fees paid to Berkower LLC for the fiscal year ended December 31, 2017 and to Berkower LLC and John Scrudato CPA, the Company's former independent registered public accountant, for the year ended December 31, 2016.

	Year Ended December 31, 2017 ($)	Year Ended December 31, 2016 ($)
Audit Fees (1)	31,500	20,500
Audit Related Fees (2)	0	613
Tax Fees	0	0
All Other Fees	0	0
Total	31,500	21,113

———————

(1)	Audit fees – these fees relate to services rendered for the audits of our annual consolidated financial statements, for the review of our quarterly financial statements, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. Consists of $11,000 paid to Berkower LLC and $9,500 paid to John Scrudato.
(2)	Audit related fees – these fees relate to audit related consulting. Represents $613 paid to Berkower LLC.

PROPOSAL 2: APPROVAL OF ARTICLES OF AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO TERAFORGE VENTURES INC.

The Board has adopted resolutions approving, declaring advisable and recommending that our shareholders approve a change of our corporate name from “TimefireVR Inc.” to “TeraForge Ventures Inc.” A copy of the Articles of Amendment to the Company’s Articles of Incorporation (the “Articles”) to be filed with the Nevada Secretary of State’s Office are attached as Annex A hereto.

Reasons for the Amendment

The Board determined that, in connection with the recent sale of TLLC (the “Transaction”) and transition of the Company into the blockchain and virtual currency businesses that a formal change of the name of the Company to “TeraForge Ventures Inc.” (the “Name Change”) more accurately reflects the Company’s current business activities and will better communicate to the public the current and future nature of the Company’s business operations and enable the Company to better implement its business plan. The Company is engaged in the mining of bitcoin, ether and litecoin and is seeking other opportunities in the blockchain and virtual currency businesses. While we are evaluating other opportunities in the blockchain and virtual currency business, we do not intend to acquire virtual currencies except as part of our mining operations. The 2017 10-K provides discourse regarding the Company’s developments in the blockchain and virtual currency business including an explanation of the Company’s recent funding activities under the section entitled “Sale of Our Existing Business” and a summary of the Company’s agreement with a cryptocurrency advisor under the section entitled “Summary of Recent Developments.”

We believe a total change of the Company’s name clarifies that the Company is no longer engaged in the virtual reality business. Further, we informally agreed with the buyers of TLLC to eliminate Timefire from our name. The name change can only occur after we obtain shareholder approval and give at least 10 days prior notice to the Financial Industry Regulatory Authority (“FINRA”) and FINRA approval occurs. We expect FINRA approval will occur shortly after the Annual Meeting assuming we obtain shareholder approval.

The name change will not have any material effect on our business, operations, or reporting requirements. Shareholders will not be required to immediately have new stock certificates reflecting the Name Change.

Effect of the Amendment

The Name Change will not affect the validity or transferability of any existing stock certificates that bear the name “TimefireVR Inc.” Shareholders with certificated shares should continue to hold their existing stock certificates, and will not be required to submit their stock certificates for exchange and the rights of shareholders holding certificated shares under existing stock certificates and the number of shares represented by those certificates will remain unchanged. Direct registration accounts and any new stock certificates that are issued after the Name Change becomes effective will bear the name “TeraForge Ventures Inc.”

Currently, our common stock is quoted on the OTCQB under the symbol “TFVR.” Upon effectiveness of the Articles of Amendment and the Name Change, it is anticipated that the stock will begin to trade under the symbol “TFVRD.” A new CUSIP number will be assigned to our common stock following the Name Change.

The Board recommends a vote “For” this proposal.

PROPOSAL 3: AMENDMENT TO APPROVE A REVERSE STOCK SPLIT

The Board has adopted and is submitting for shareholder vote an Amendment to the Articles that would grant to the Board the discretion to effect a reverse split of all outstanding shares of the Company’s common stock, if the Board deems that it is in the Company’s best interests, in a range of one-for-30 through one-for-100 or any ratio in between, (any of which we refer to as a “Reverse Stock Split”). Until one year from the Annual Meeting, the Board will have the sole discretion to elect, as it determines to be in the best interests of the Company and its shareholders, whether or not to effect a Reverse Stock Split, and if so, at which ratio within the range. If the Board elects to implement one of the Reverse Stock Splits, the Board will abandon the remaining approved Reverse Stock Splits without need for any further shareholder action. The Board believes that approval of a proposal granting this discretion to the Board, rather than approval of an immediate Reverse Stock Split at a specified ratio, would provide the Board with maximum flexibility to react to current market conditions and to therefore achieve the purposes of the Reverse Stock Split, if implemented, and to act in the best interests of the Company’ shareholders.

To effect the Reverse Stock Split, the Board will authorize the Company’s management to file Articles of Amendment to the Company’s Articles with the Nevada Secretary of State. If the Board elects to implement a Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock will be reduced in accordance with the ratio for the selected Reverse Stock Split. The par value of the Company’s common stock will remain unchanged at $0.001 per share, and the number of the Company’s authorized shares of common stock will remain unchanged. The Board may elect not to implement any of the Reverse Stock Split at its sole discretion, even if approved by the Company’s shareholders. The Board has approved the proposed grant of discretion to affect a Reverse Stock Split. You may elect to vote in favor of each of the proposed ratios, some of the proposed ratios or none of the proposed ratios. The proposed form of Amendment to the Company’s Articles to implement the Reverse Stock Split is attached to this Proxy Statement as Annex A.

Overview

To effect the Reverse Stock Split, the Board has authorized the Company’s management to file Articles of Amendment to the Company’s Articles. No fractional shares will be issued in connection with the Reverse Stock Split. The Board may elect not to implement the approved Reverse Stock Split at its sole discretion, even if the proposed Reverse Stock Split is approved by the Company’s shareholders. The Board has the maximum flexibility to react to current market conditions and to therefore achieve the purposes of the Reverse Stock Split, if implemented, and to act in the best interests of us and the Company’s shareholders.

The Company’s common stock is currently quoted on the OTCQB under the symbol “TFVR”. On the Record Date, the last sale price of the Company’s common stock was $0.0047 per share. The Board believes that the Company’s relatively low per-share market price of the Company’s common stock impairs the acceptability of the common stock to potential investors and certain members of the investing public, including institutional investors. Further, the weakness of our stock price and it trading below one cent has caused the Company to lose acquisition opportunities.

Purpose of the reverse stock split

The Board believes that a Reverse Stock Split is desirable for a number of reasons, including:

Increase the possibility that we can acquire one or more businesses. Our common stock had been under heavy selling pressure from one of our original 2016 investors (the “Seller”) that has participated in each financing through March.  The Seller had been exercising preferred stock and we understand selling large amounts of common stock on a regular basis which has created heavy pressure on our common stock price. The Seller privately sold all of its securities to another investor which reduced selling pressure. We believe a higher price and a more stable price will prove to be more attractive to potential target companies and permit us to make one or more acquisitions although no assurances can be given. We do know that the stock price has been an impediment to pursuing acquisitions in the recent past.

Increase in eligible institutional and other investors. We believe a Reverse Stock Split may increase the price of the Company’s common stock or potentially decrease its volatility, and thus may allow a broader range of investors with the ability to invest in the Company’s stock. Also, many small funds and institutions have investment guidelines and policies that prohibit them from investing in stocks whose price is below a certain threshold. We believe that increased institutional investor interest in the Company and the Company’s common stock will potentially increase the overall market for the Company’s common stock. We believe that trading below one cent deters retail investors.

Increase analyst and broker interest. We believe a Reverse Stock Split would help increase broker-dealer interest in the Company’s common stock as many brokerage and investment advisory firms’ policies can discourage broker-dealers from following or recommending companies with low stock prices. Because of the trading volatility and lack of liquidity often associated with lower-priced stocks, many brokerage houses have adopted investment guidelines and policies and practices that either prohibit or discourage them from investing or trading such stocks or recommending them to their clients and customers. Some of those guidelines, policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to broker-dealers. While we recognize we will remain a “penny stock” under the rules of the SEC if our common stock trades at less than $5.00, we think the increase from the Reverse Stock Split will position us better if the Company continues to increase as we expect. Additionally, because brokers’ commissions and dealer mark-ups/mark-downs on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions and mark-ups/mark-downs on higher-priced stocks, the current average price per share of the Company’s common stock can result in shareholders or potential shareholders paying transaction costs representing a higher percentage of the total share value than would otherwise be the case if the share price were substantially higher.

Avoid the taint that is associated with stocks that trade near or below $0.01 per share. We believe that many investors including those seeking to speculate in companies in our current and planned business may believe that trading near or below $0.01 per share creates a taint and makes it susceptible to stock promotions. By effecting the Reverse Split, we hope to move out of that possibility. Our common stock closing price during the week ended August 3, 2018 ranged from $0.0037 to $0.0047 per share. Because we have traded below $0.01 for an extended period, OTC Group Markets which operates the OTCQB recently gave the Company an extension of time to September 21, 2018, to cure the $0.01 bid price deficiency. If our common stock does not have a closing bid price of at least $0.01 for 10 consecutive business days, our common stock will be traded on the Pink Open Market operated by OTC Markets Group. Because we do not expect we will get an extension and due to possible delays with FINRA, we cannot assure our shareholders that we will continue to trade on the OTCQB.

Risks of the Reverse Stock Split

The Reverse Stock Split may not increase the Company’s market capitalization, which would prevent us from realizing some of the anticipated benefits of the Reverse Stock Split. The market price of the Company’s common stock is based on a number of factors which may be unrelated to the number of shares outstanding. These factors may include the Company’s performance, general economic and market conditions and other factors, many of which are beyond the Company’s control. The market price per share may not rise, or it may remain constant in proportion to the reduction in the number of shares outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of the Company’s common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. In the future, the market price of common stock following the Reverse Stock Split may not equal or exceed the market price prior to the Reverse Stock Split.

Effects of the reverse stock split

Reduction of Shares Held by Individual Shareholders. After the effective date of the Reverse Stock Split, each common shareholder will own fewer shares of the Company’s common stock. However, the Reverse Stock Split will affect all of the Company’s common shareholders uniformly and will not affect any common shareholder’s percentage ownership interests in us, except to the extent that the Reverse Stock Split results in any of our shareholders who previously owned more than 100 shares of our Common Stock owning less than 100 shares of our Common Stock or shareholders owning a fractional share of Common Stock. In lieu of reducing the ownership to less than 100 shares of our Common Stock for shareholders who currently own more than 100 shares of our Common Stock (the “100 Share Shareholders”), we will issue each of the 100 Share Shareholders exactly 100 shares of our Common Stock as a result of the Reverse Stock Split. Shareholders owning exactly 100 shares of our Common Stock will not be affected by the Reverse Stock Split and will continue to own exactly 100 shares of our Common Stock. In lieu of issuing fractional shares, we will round up to the next whole share the number of shares issued to any shareholder who would otherwise be issued a fractional share so the minimum number of shares issued as a result of the Reverse Stock Split will be one share. The number of shareholders of record will not be affected by the Reverse Stock Split. If in the future the Company becomes eligible for listing on a national securities exchange it will be required to have a certain number of shareholders who own 100 or more shares of our Common Stock. Reducing the ownership of the 100 Share Shareholders to not less than 100 shares will put us in a better position to meet the listing requirements in the future.

Reduction in Total Outstanding Shares. The Reverse Stock Split will reduce the total number of outstanding shares of common stock by a factor based on the ratio of the split. The following table shows the number of shares of the Company’s common stock outstanding both before the Reverse Stock Split and after the Reverse Stock Split:

	Shares of Common Stock Outstanding Before the Reverse Stock Split	Shares of Common Stock Outstanding After the Reverse Stock Split
1-for-30 split	235,460,470	7,848.683
1-for-100 split	235,460,470	2,354,605

If the Reverse Stock Split is between the two numbers in the table above, the number of outstanding shares will be proportionately reduced.

Change in number and exercise price of employee and equity awards. If there are outstanding equity awards at the time the Board effects the Reverse Stock Split, the Reverse Stock Split will reduce the number of outstanding awards available for issuance under the Company’s Equity Incentive Plan in proportion to the split ratio. Under the terms of the Company’s outstanding equity and option awards, the Reverse Stock Split will cause a reduction in the number of shares of common stock issuable upon exercise or vesting of such awards in proportion to the split ratio of the Reverse Stock Split and will cause a proportionate increase in the exercise price of such awards to the extent they are stock options. The number of shares authorized for future issuance under the Company’s equity plans will also be proportionately reduced. The number of shares of common stock issuable upon exercise or vesting of stock option awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. Warrant and other convertible security holders, if any, will also see a similar reduction of the number of shares such instruments are convertible into as stock option holders described above.

Regulatory effects. The Company’s common stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the common stock under the Exchange Act or the Company’s obligation to publicly file financial and other information with the SEC. If the Reverse Stock Split is implemented, the Company’s common stock will continue to trade on the OTCQB or the Pink Open Market as discussed above.

In addition to the above, the Reverse Stock Split will have the following effects upon the Company’s common stock:

●	The number of shares owned by each holder of common stock owing more or less than 100 shares will be reduced as discussed above;

●	The per share loss and net book value of the Company’s common stock will be increased because there will be a lesser number of shares of the Company’s common stock outstanding;

●	The authorized common stock and the par value of the common stock will remain at 500,000,000 shares and $0.001 per share, respectively;

●	The stated capital on the Company’s balance sheet attributable to the common stock will be decreased and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased;

●	All outstanding options, warrants, and convertible securities entitling the holders thereof to purchase shares of common stock, if any, will enable such holders to purchase, upon exercise thereof, fewer of the number of shares of common stock which such holders would have been able to purchase upon exercise thereof immediately preceding the Reverse Stock Split, at the same total price (but a higher per share price) required to be paid upon exercise thereof immediately preceding the Reverse Stock Split;

Shares of common stock after the Reverse Stock Split will be fully paid and non-assessable. The Split Amendment will not change any of the other terms of the Company’s common stock. The shares of common stock after the Reverse Stock Split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of common stock prior to the Reverse Stock Split.

Because the number of authorized shares of the Company’s common stock will not be reduced, an overall effect of the Reverse Stock Split of the outstanding common stock will be an increase in authorized but unissued shares of the Company’s common stock. These shares may be issued by the Company’s Board in its sole discretion. See “Anti-Takeover Effects of the Reverse Stock Split” below. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of the Company’s common stock and preferred stock.

Once we implement a Reverse Stock Split, the share certificates representing the shares will continue to be valid. In the future, new share certificates will be issued reflecting the Reverse Stock Split, but this in no way will affect the validity of your current share certificates. The Reverse Stock Split will occur without any further action on the part of the Company’s shareholders. After the effective date of the Reverse Stock Split, each share certificate representing the shares prior to the Reverse Stock Split will be deemed to represent the number of shares shown on the certificate, divided by split ratio. Certificates representing the shares after the Reverse Stock Split will be issued in due course as share certificates representing shares prior to the Reverse Stock Split are tendered for exchange or transfer to the Company’s transfer agent. We request that shareholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing new shares following the Reverse Stock Split that are issued in exchange for share certificates issued prior to the Reverse Stock Split representing old shares that are restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the new shares after the Reverse Stock Split, the time period during which a shareholder has held their existing pre-Reverse Stock Split old shares will be included in the total holding period.

Procedure for implementing the reverse stock split

The Reverse Stock Split would become effective upon the filing of Articles of Amendment to the Company’s Articles with the Secretary of State of the State of Nevada. The exact date of the filing of the Articles of Amendment that will effectuate the Reverse Stock Split will be determined by the Board based on its evaluation as to when such action will be the most advantageous to us and the Company’s shareholders. In addition, the Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Company’s Articles of Amendment, the Board, in its sole discretion, determines that it is no longer in the Company’s best interest and the best interests of the Company’s shareholders to proceed with the Reverse Stock Split. If Articles of Amendment effecting the Reverse Stock Split have not been filed with the Secretary of State of the State of Nevada by the close of business one year from the Annual Meeting, the Board will abandon the Reverse Stock Split.

After the filing of the Articles of Amendment, the Company’s common stock will have a new CUSIP number, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

As soon as practicable after the Reverse Stock Split the Company’s transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e., shareholders who hold their shares directly in their own name and not through a broker). Record holders of pre-Reverse Stock Split shares will be asked to surrender to the transfer agent certificates representing pre-Reverse Stock Split shares in exchange for a book entry with the transfer agent or certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

For street name holders of pre-Reverse Stock Split shares (i.e., shareholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the effective date of the Reverse Stock Split.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No service charges, brokerage commissions or transfer taxes will be payable by any shareholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (if any) or establishes to the Company’s satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer including with a medallion guarantee.

Payment for fractional shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, all shares which would otherwise result in fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be rounded up to the nearest whole share.

Accounting matters

The par value per share of the Company’s common stock will remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on the Company’s consolidated balance sheet attributable to common stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of the Company’s common stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain federal income tax consequences

Each shareholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your own particular situation.

The following is a summary of important tax considerations of the Reverse Stock Split. It addresses only shareholders who hold the pre-Reverse Stock Split shares and post-Reverse Stock Split shares as capital assets. It does not purport to be complete and does not address shareholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign shareholders, shareholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge, or conversion transaction, shareholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code (the “Code”), shareholders who are subject to the alternative minimum tax provisions of the Code, and shareholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. Current tax law may change, possibly even retroactively. This summary does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split.

The Reverse Stock Split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the Reverse Stock Split qualifies as reorganization, a shareholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged, and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged.

A holder of the pre-Reverse Stock Split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-Reverse Stock Split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-Reverse Stock Split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

No appraisal rights

Shareholders have no rights under the Revised Statutes of the State of Nevada (the ‘‘Nevada Revised Statutes’’) or under the Company’s charter documents to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

Anti-takeover effects of the reverse stock split

The overall effect of the Reverse Stock Split may be to render more difficult the accomplishment of mergers or the assumption of control by a principal shareholder and thus make the removal of management more difficult.

The effective increase in the Company’s authorized and unissued shares as a result of the Reverse Stock Split could potentially be used by the Board to thwart a takeover attempt. The over-all effects of this might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management. The Reverse Stock Split could make the accomplishment of a merger or similar transaction more difficult, even if it is beneficial to shareholders. The Board might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent shareholders that would provide an above-market premium, by issuing additional shares to frustrate the takeover effort.

As discussed above, the reasons for the Reverse Stock Split are to increase the ability of institutions to purchase the Company’s common stock and stimulate the interest in the Company’s common stock by analysts and brokers as well as accelerate the possibility of obtaining an Exchange listing. This Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Additionally, the Reverse Stock Split is not being conducted in an effort to take the Company private.

Neither the Company’s Articles nor the Company’s Bylaws presently contain any provisions having anti-takeover effects and the Reverse Stock Split Proposal is not a plan by the Board to adopt a series of amendments to the Company’s Articles or Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Plans for newly available shares

The Company presently has no specific plans, nor has it entered into any arrangements or understandings regarding the shares of common stock that will be newly available for issuance upon effectiveness of the Reverse Stock Split. However, the Company’s management is seeking to raise capital to fund future operations through the sale of convertible debt with warrants similar to its March 2018 financing. Further in order to pay its debt which is due in April 2019 (or extend such debt) equity securities may be issued. Any future financing may be dilutive to existing shareholders.

The Board recommends a vote “For” each of the reverse stock split ratios under this proposal.

PROPOSAL 4: RATIFICATION OF THE SALE OF THE COMPANY’S SUBSIDIARY

In December 2017, the Board determined that it was in the Company’s best interest to sell TLLC. Prior to the sale of TLLC, the holders of a majority of the Company’s voting power provided the Board with proxies which gave the Board the right to vote their shares to approve the sale of TLLC. On January 3, 2018, the Company effected the sale of TLLC based on the Board’s approval.

The Company’s business model in the virtual reality business, through TLLC, was not successful. Prior to the sale of TLLC, the Company was unable to refinance its business and was unable to continue its virtual reality business due to a loss of confidence in the virtual reality business by the Company’s investors. The Company’s investors refused to further finance the Company unless the Company no longer operated TLLC; the TLLC lender whose loans were treated as demand loans refused to fund TLLC if it remained owned by the Company.

Additionally, the TLLC’s employees were threating to resign due to the failure to pay them. Upon locating buyers for TLLC, the Board determined that it was in the Company’s best interest to sell TLLC to the buyers and transition the Company into the virtual currency business. The buyers included four shareholders who, at the time of the sale, held the majority of the Company’s voting power: Hayjour Family LP, Jeffrey Rassas, John Wise, and Caroline Wise (the “Four Buyers”).

The Four Buyers were involved with both the Company and TLLC and, to the Company’s knowledge, continue to be involved with TLLC. Jeffrey Rassas and John Wise were both officers and directors of the Company until shortly before the sale of TLLC, Caroline Wise is the spouse of John Wise, and Jefferey Rassas is the general partner of Hayjour Family LP.

As a result of the Four Buyers’ involvement with both the Company and TLLC, the Four Buyers faced conflicts of interest arising from the sale of TLLC including that the interests of the Four Buyers may be adverse to the Company’s interests with regard to the sale of TLLC. The Four Buyers were motivated to buy TLLC on terms most favorable to the Four Buyers rather than on terms which would be in the Company’s best interests. While the Four Buyers each continued to believe in the virtual reality business, they understood that the investors that had primarily financed the Company to date would no longer finance TLLC while one key investor who was willing to finance TLLC would not do so if it was owned by the Company. These divergent views caused the majority of the Company’s senior management, who essentially were the Four Buyers, to resign in October 2017. Following that date the Company and its former Chief Executive Officer and President, Messrs. Rassas and Wise, began discussions which ultimately led to the January 3, 2018 sale of TLLC. When viewed in this light, there was no conflict of interest which affected the Board.

Under Nevada law, the sale of substantially all assets of the business requires approval by the shareholders prior to effecting the sale. The Nevada Revised Statutes are unclear on what constitutes a sale of substantially all assets of the business. Out of an abundance of caution, the Company obtained the proxies approving the sale of TLLC prior to effecting the sale. Because we need to comply with the SEC’s proxy rules, we were unable to immediately vote the proxies. On January 3, 2018, we had 42,693,855 shares of common stock outstanding. Due to conversions of the Company’s Series E Convertible Preferred Stock, primarily by one investor, the number of shares outstanding on the Record Date increased to 235,460,470.

Because shareholder action requires either a meeting of shareholders or shareholder consents and the Securities Exchange Act of 1934 (the “Exchange Act”) requires either a Proxy Statement or an Information Statement to be filed and mailed to shareholders, the Board was concerned a delay could effectively make it impossible for the buyers to keep the virtual reality business operating. Further, the buyers had a conflict of interest in voting for the sale since they were on both sides. The buyers were only willing to finance the TLLC’s business if TLLC was sold to them. Funds which had previously financed the Company were only willing to continue financing the Company if the Company sold TLLC. Accordingly, the Board required the Four Buyers to give the Board the proxies. Based on the circumstances described in this section, the Board determined that sale of TLLC was in the best interest of both the Company and the Company’s shareholders. While the sale of TLLC created risks of non-compliance with the rules promulgated under Section 14 of the Exchange Act regarding providing shareholders with notice, the Company believed that its shareholders would have been adversely affected by the Company’s closure had the Company delayed the sale of TLLC due to the time requirements imposed by filing a Schedule 14C prior to the sale. Nevertheless, the Company’s failure to file a Schedule 14C regarding the sale of TLLC created risks of noncompliance with the federal securities laws including subjecting the Company to possible fines and increased scrutiny from the SEC regarding the Company filings, risks of shareholder suits against the Company seeking damages from the sale of TLLC, and risks of shareholder or regulatory action requiring the Company to unwind or take steps to unwind all or part of the sale of TLLC. The sale of TLLC created additional risks for the Company’s shareholders which are detailed in the “Risk Factors” section of the 2017 10-K.

In consideration for entering in the sale of TLLC, the Company received: (i) $100,000 in cash and (ii) a secured promissory note in the principal amount of $120,000 bearing 6% annual interest that matures in September 2018. Additionally, the buyers and TLLC assumed certain of the Company’s liabilities including a sublease agreement entered into by the Company, $116,888 of loans made by a buyer to the Company which were due on demand, a certain $100,000 senior convertible note of the Company dated March 3, 2017, a certain services agreement entered into by the Company, certain past compensation owed to the Company’s former executive officers, and certain credit card debts owed by the Company. The assumed liabilities totaled approximately $558,054.

If we cannot obtain shareholder approval, we are subject to a number of risks. First the buyers of TLLC could seek to rescind the transaction. If the buyers filed suit we would contend that the buyers cannot legally raise the argument that there was not shareholder approval of the transaction since the buyers created the risk by demanding an immediate closing. Further, minority shareholders could seek similar relief although such an action seems remote given the benefits to us. If either event occurs, we are subject to legal risks and uncertainty. We cannot predict how a court would rule.

Finally, the purchaser of TLLC owes us on the note which is due on September 28, 2018. It retains the power to file a Chapter XI bankruptcy proceeding which would avoid any state law power issues and also likely result in the non-payment of the note. Any such proceeding would also likely result in our incurring material legal fees.

We attach to this proxy statement certain unaudited financial statements of TLLC and unaudited pro forma financial statements of TLLC and of the Company which give effect to the sale of TLLC as if it occurred on December 31, 2017. Shareholders should carefully review this financial information as well as the Company’s Form 10-Qs and Form 10-K filed with the SEC and available at www.sec.gov/EDGAR.

The Board recommends a vote “For” this proposal.

PROPOSAL 5. TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

Overview

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers, commonly referred to as the “say-on-pay” vote. In accordance with the Exchange Act requirements, we are providing our shareholders with an opportunity to express their views on our Named Executive Officers’ compensation. Although this advisory vote is nonbinding, our Board will review and consider the voting results when making future decisions regarding our Named Executive Officer compensation and related executive compensation programs.

We encourage shareholders to read the “Executive Compensation” section in this proxy statement, including the compensation tables and the related narrative disclosure, which describes the structure and amounts of the compensation of our Named Executive Officers. The compensation of our Named Executive Officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment. The Committee and our Board believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our Named Executive Officers to dedicate themselves fully to value creation for our shareholders.

Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

The Board recommends a vote “For” this proposal.

PROPOSAL 6. TO VOTE, ON A NON-BINDING ADVISORY BASIS, WHETHER A NON-BINDING ADVISORY VOTE ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION SHOULD BE HELD EVERY ONE, TWO OR THREE YEARS

In addition to the advisory vote on executive compensation described in Proposal 4, pursuant to Section 14A of the Exchange Act, we are asking our shareholders to vote, on a non-binding, advisory basis, on the frequency of future votes to approve the compensation of our Named Executive Officers. This non-binding “frequency” vote is required to be submitted to our shareholders at least once every six years. Shareholders may indicate whether they prefer that we conduct future advisory votes to approve the compensation of our Named Executive Officers every one, two or three years, or abstain.

The Board has determined that holding an advisory vote to approve the compensation of our Named Executive Officers every three years is the most appropriate policy at this time, and recommends that future advisory votes to approve the compensation of our Named Executive Officers occur every third year. Our executive compensation program is designed to create long-term value for our shareholders, and a triennial vote will allow shareholders to better judge our executive compensation program in relation to our long-term performance. We also believe that a vote every three years is an appropriate frequency to provide sufficient time to thoughtfully consider shareholders’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes.

Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. The voting frequency option that receives the highest number of votes cast by shareholders will be deemed the frequency for the advisory vote on executive compensation that has been selected by shareholders. Although this advisory vote on the frequency of future advisory votes to approve the compensation of our Named Executive Officers is nonbinding, the Board will carefully review and consider the voting results when determining the frequency of future advisory votes to approve the compensation of our Named Executive Officers.

The Board recommends that the shareholders vote to conduct future advisory votes to approve the compensation of our Named Executive Officers every three years.

OTHER MATTERS

Timefire has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, Timefire will cancel your previously submitted proxy.

Annex A

ARTICLES OF AMENDMENT

TO ARTICLES OF INCORPORATION

OF TIMEFIREVR INC.

TimefireVR Inc. (the ‘‘Company’’), a corporation organized and existing under the Revised Statutes of the State of Nevada (the ‘‘Nevada Revised Statutes’’), hereby certifies as follows:

1.	Pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, the amendment herein set forth has been duly approved by the Board of Directors and the holders of a majority of the outstanding capital stock of the Company.

2.	Article 1 of the Articles of Incorporation is deleted and replaced by the following:

The name of this Company is TeraForge Ventures Inc (the “Corporation”).

3.	Article 4 of the Articles of Incorporation is amended by adding the following:

As of the close of business on _____ ___, 2018 (4:01 p.m. Eastern Daylight Time) (the “Reverse Split Date”), each ___ shares of Common Stock issued and outstanding immediately prior to the Reverse Split Date (referred to in this paragraph as the “Old Common Stock”) automatically and without any action on the part of the holder thereof will be reclassified and changed into one share of new Common Stock, par value $0.001 per share (referred to in this paragraph as the “New Common Stock”), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Reverse Split Date represented outstanding shares of Old Common Stock (the “Old Certificates”) will be entitled to receive, upon surrender of such Old Certificates to the Corporation for cancellation, a certificate or certificates (the “New Certificates”, whether one or more) representing the number of whole shares (rounded up to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Reverse Split Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued. In lieu of any such fractional shares of New Common Stock, each shareholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the Corporation for cancellation, a New Certificate representing the number of shares such shareholder would otherwise be entitled to rounded up to the next whole share. In lieu of reducing the ownership to less than 100 shares of our Common Stock for shareholders who currently own more than 100 shares of the Corporation’s Common Stock (the “100 Share Shareholders”), the Corporation will issue each of the 100 Share Shareholders exactly 100 shares of our New Common Stock. Shareholders who own exactly 100 shares of the Corporation’s Old Common Stock will own exactly 100 shares of the Corporation’s New Common Stock. If more than one Old Certificates shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Corporation shall carry forward any fractional shares until all certificates of that holder have been presented for exchange. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer. From and after the Reverse Split Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the $0.001 par value of each such share.

4.	These Articles of Amendment to the Articles of Incorporation was duly adopted and approved by the shareholders of the Company on the ______ day of __________, 2018 in accordance with Section 78.390 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to Articles of Incorporation as of the ______ day of ________, 2018.

TIMEFIREVR INC.

By:
Name: Jonathan Read
Title: Chief Executive Officer

TimefireVR Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS – September ___, 2018 AT 10:00 AM

VOTING INSTRUCTIONS

If you vote by phone or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

PHONE:	Call ________________

INTERNET:	https://www.proxyvote.com

Control ID:

Proxy ID:

Password:

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: _______________ ___, 2018

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

 (Second Signature if held jointly)

The shareholder(s) hereby appoints Jonathan Read and Gary Smith as proxy, with the power to appoint a substitute, and hereby authorizes him or her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of voting stock of TIMEFIREVR INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 10:00 a.m., local time on September ___, 2018, at  Nason, Yeager, Gerson, White & Lioce, P.A., 3001 PGA Boulevard, Suite 305 Palm Beach Gardens, Florida 33410, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director’s recommendations. If any other business is presented at the meeting, this proxy will be voted by the above-named proxies at the direction of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

The Board of Directors recommends you vote FOR the following Nominees for the Board of Directors and FOR each of the following Proposals (you may vote for one answer to proposal 6):

1. To elect members of the Company’s Board of Directors.

Jonathan Read	FOR ☐	WITHHELD ☐
Gary Smith	FOR ☐	WITHHELD ☐

2. To approve an amendment to the Company’s Articles of Incorporation to change the Company’s name to “TeraForge Ventures Inc.”
FOR ☐ AGAINST ☐ ABSTAIN ☐

3. To approve an amendment to the Company’s Articles of Incorporation to effect a proposed reverse stock split;
FOR ☐ AGAINST ☐ ABSTAIN ☐

4. To ratify the sale of the Company’s subsidiary, Timefire LLC;
FOR ☐ AGAINST ☐ ABSTAIN ☐

5. To approve the Company’s named executive officers compensation.
FOR ☐ AGAINST ☐ ABSTAIN ☐

6. To vote, on a non-binding advisory basis, whether a non-binding advisory vote on the Company’s named executive officer compensation, should be held every one, two or three years.
1 YEAR ☐ 2 YEARS ☐
3 YEARS ☐ ABSTAIN ☐

Control ID:

Proxy ID:

Password:

TIMEFIRE LLC
BALANCE SHEETS

	(Unaudited)
	AS OF DECEMBER 31,
	2017	2016

ASSETS
Current Assets:
Cash	$2,459	$224,960
Accounts receivable	38	—
Prepaid expenses and other current assets	33,500	56,087
Total current assets	35,997	281,047

Other Assets:
Property and equipment, net	26,128	38,735
Total Assets	$62,125	$319,782

LIABILITIES AND MEMBERS' EQUITY/(DEFICIT)
Current Liabilities:
Accrued expenses	$275,344	$29,895
Demand obligation payable - related party	116,883	—
Due to parent company	1,430,301	937,523
Total current liabilities	1,822,528	967,418

Long Term Liabilities:
Convertible notes payable - members	—	—
Accrued interest - members	—	—
Total long term liabilities	—	—

Total liabilities	1,822,528	967,418

Members' Equity/(Deficit)	(1,760,403)	(647,636)

Total Liabilities and Members' Equity/(Deficit)	$62,125	$319,782

The accompanying notes are an integral part of these financial statements.

TIMEFIRE LLC
STATEMENTS OF OPERATIONS

	(Unaudited)
	For the Year Ended
	December 31,	December 31,
	2017	2016

Revenues	$933	$203,640
Cost of sales	280	—
Gross profit	653	203,640

Operating expenses:
Research and development	993,934	860,533
Occupancy	83,808	57,530
Depreciation & amortization	12,607	12,298
Officer compensation	480,412	93,269
Other operating expenses	25,848	93,573
Total operating expenses	1,596,609	1,117,203

Loss from operations	(1,595,956)	(913,563)

Other income (expense):
Interest income	2	3
Interest expense	(697)	(10,399)
Total other income (expense)	(695)	(10,396)

Income (loss) before income taxes	(1,596,651)	(923,959)

Income tax expense	—	—

Net loss	$(1,596,651)	$(923,959)

The accompanying notes are an integral part of these financial statements.

TIMEFIRE LLC
STATEMENTS OF CASH FLOWS

	(Unaudited)
	For the Year Ended
	December 31,	December 31,
	2017	2016

Operating Activities:
Net loss	$(1,596,651)	$(923,959)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	12,607	12,298
Options issued for services	483,884	—
Accrued interest exchanged for equity interest in parent company	—	9,633
Unearned revenue - related party	—	(156,000)
Deferred rent	904	20,134
Changes in operating assets and liabilities:
Accounts receivable	(38)	—
Prepaid expenses	22,587	(8,211)
Deferred contracted software development costs - related party	—	55,938
Deposits	—	(44,876)
Accrued interest	—	(1,592)
Accounts payable and accrued expenses	244,545	7,143
Net Cash Used in Operating Activities	(832,162)	(1,029,492)

Investing Activities:
Purchases of property and equipment	—	(8,736)
Net Cash Used in Investing Activities	—	(8,736)

Financing Activities:
Capital contributions	—	325,000
Proceeds from notes payable	—	25,000
Payments on notes payable	—	(27,500)
Demand obligation payable - related party	116,883	—
Net amounts received from parent company	492,778	937,523
Proceeds from officer loans	—	—
Net Cash Provided by Financing Activities	609,661	1,260,023

Net Increase (Decrease) in Cash	(222,501)	221,795

Cash - Beginning of Period	224,960	3,165

Cash - End of Period	$2,459	$224,960

Supplemental disclosure of non-cash financing activities:
Subscription receivable from member	$—	$—

Supplemental disclosure of cash flow information:
Interest paid in cash	$—	$—

The accompanying notes are an integral part of these financial statements.

TIMEFIRE LLC
STATEMENTS OF CHANGES IN MEMBERS' DEFICIT
FOR THE PERIODS ENDED DECEMBER 31, 2017 AND 2016 (Unaudited)

		Additional		Total Members'
	Members'	Paid in	Net	Equity
	Contributions	Capital	Losses	(Deficit)
Balance at December 31, 2015	$250,000	$—	$(492,610)	$(242,610)
Capital contributions	325,000	—	—	325,000
Member interest exchanged for equity interest in parent company	(575,000)	575,000	—	—
Loans and accrued interest exchanged for equity interest in parent company	—	193,933	—	193,933
Net loss	—	—	(923,959)	(923,959)
Balance at December 31, 2016	—	768,933	(1,416,569)	(647,636)
Stock options issued for services	—	483,884	—	483,884
Net loss	—	—	(1,596,651)	(1,596,651)
Balance at December 31, 2017	$—	$1,252,817	$(3,013,220)	$(1,760,403)

The accompanying notes are an integral part of these financial statements.

TIMEFIRE LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 1 – Summary of Significant Accounting Policies

Basis of Presentation and Organization

Timefire LLC (“Timefire” or the “Company”), an Arizona limited liability company, was formed on January 23, 2014. The Company is a Phoenix-based software development studio established to create content for the emerging virtual reality industry. On September 13, 2016, the Company entered into an Agreement and Plan of Merger (“Merger Agreement” or the “Merger”) through which it was acquired by TimefireVR Inc., a Nevada corporation (“Parent”).

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates. Significant estimates of the Company include accounting for depreciation, accruals and contingencies and the estimated fair value of stock options.

Cash and Cash Equivalents

The Company considers all highly liquid instruments, with original maturity of three months or less when purchased, to be cash equivalents. We place our cash and cash equivalents with major financial institutions. Such amounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”). From time to time, balances may exceed FDIC coverage limits.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided for on the straight-line method, over the estimated useful lives of the assets, generally five years. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. Gains and losses on the disposition of property and equipment are recorded in the period incurred.

Concentration of Credit Risk

Our concentration of credit risk relates principally to cash. Our cash deposits are held in a major financial institution, with no significant risks of potential loss.

Research and Development Costs

Research and development costs, including design, development and testing of software, are expensed as incurred.

Income Taxes

For the years ended December 31, 2016 and 2017, the Company will file consolidated tax returns with its Parent company.

Revenue Recognition

The Company’s revenue to date has been derived principally from the sale of contracted software development services. The Company recognizes revenue when there is persuasive evidence of an arrangement, the product or service has been provided to the customer, the collection of our fees is reasonably assured, and the amount of fees to be paid by the customer is fixed or determinable.

Stock-Based Compensation

In accordance with ASC No. 718, Compensation – Stock Compensation (“ASC 718”), the Company measures the compensation costs of stock-based compensation arrangements based on the grant date fair value of granted instruments and recognizes the costs in the financial statements over the period during which such awards vest. Stock-based compensation arrangements include stock options..

Equity instruments (“Instruments”) issued to non-employees are recorded on the basis of the fair value of the Instruments, as required by ASC 718. ASC No. 505, Equity Based Payments to Non-Employees (“ASC 505”), defines the measurement date and recognition period for such Instruments. In general, the measurement date is (a) when a performance commitment, as defined, is reached or (b) when the earlier of (i) the non-employee performance is complete and (ii) the Instruments are vested. The measured fair value related to the Instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in ASC 505.

Adoption of Recent Accounting Pronouncements

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”), that requires management to evaluate whether there are conditions and events that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the financial statements are issued or available to be issued on both an interim and annual basis. Management is required to provide certain footnote disclosures if it concludes that substantial doubt exists or when its plans alleviate substantial doubt about the Company’s ability to continue as a going concern. The Company adopted ASU 2014-15 in the fourth quarter of 2016.

In March 2016, the FASB issued ASU No. 2016-09, which revises the guidance in ASC 718, Compensation - Stock Compensation, and will change how companies account for certain aspects of share-based payments to employees, including the income tax impact, classification on the statement of cash flows and forfeitures. The guidance is effective for reporting periods (interim and annual) beginning after December 15, 2016, for public companies. The Company adopted ASU No. 2016-09 in the first quarter of 2017.

Recent Accounting Pronouncements

In January 2017, the FASB issued ASU No. 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Accounting for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. This standard, which will be effective for the Company beginning in the first quarter of fiscal year 2021, is required to be applied prospectively. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact this standard will have on its financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). This update provides a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. Additionally, this guidance expands related disclosure requirements. The pronouncement was originally set to be effective for annual and interim reporting periods beginning after December 15, 2016. In July 2015, the FASB approved a one-year deferral of the effective date from December 15, 2016 to December 15, 2017. This ASU permits the use of either the retrospective or cumulative effect transition method. We have evaluated the impact this guidance will have on our consolidated financial statements and our adoption method. Our adoption of this standard will not significantly change the timing of the recognition of our revenue or costs. We will adopt the new standard effective January 1, 2018, using the full retrospective method.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The update requires a lessee to recognize, on the balance sheet, a liability to make lease payments and a right-of-use asset representing a right to use the underlying asset for the lease term. The ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. We are currently evaluating both the impact that this standard will have on our financial statements and which practical expedients to employ during adoption.

There have been no other recently issued accounting pronouncements that have had or are expected to have a material impact on the Company’s financial statements.

Subsequent Events

In accordance with ASC 855 “Subsequent Events” the Company evaluated subsequent events after the balance sheet date.

Note 2 – Going Concern

The accompanying financial statements have been prepared in conformity with GAAP, which contemplate continuation of the Company as a going concern. However, the Company has incurred net losses from operations since commencement and has a members’ deficit of $1,760,403 as of December 31, 2017. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Such conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to meet its cash requirements in the next year is dependent upon obtaining additional financing. Management is continuing to pursue financing from various sources, including private placements from investors and institutions. Management believes these efforts will contribute toward funding the Company’s activities until sufficient revenue can be earned from future operations. Management believes these efforts, if successful, will be sufficient to meet its working capital needs and its currently anticipated expenditure levels for the next year.

Note 3 - Property and Equipment, Net

The following represents a summary of our property and equipment:

	December 31,
	2017	2016
Office furniture and equipment	63,034	63,034
Less: accumulated depreciation	(36,906)	(24,299)
	$26,128	$38,735

Depreciation expense was $12,607 and $12,298 for the periods ended December 31, 2017 and 2016, respectively.

Note 4 – Prepaid and Accrued Expenses

Prepaid expenses and other current assets consists of the following:

	December 31,
	2017	2016
Rent deposit and prepaid rent	33,500	52,997
Employee relocation advances	—	3,090
	$33,500	$56,087

Accrued expenses include the following:

	December 31,
	2017	2016
Trade accounts payable	70,817	8,932
Credit card payable	12,485	829
Deferred rent	19,230	20,134
Accrued payroll	115,412	—
Short term advance, related party	57,400	—
	$275,344	$29,895

Note 5 – Related Party Transactions

Loans from Officer

During the year ended December 31, 2015, an officer made non-interest bearing loans totaling $161,800 to the Company. In March 2016, these amounts were converted to a promissory note due March 1, 2019 and bearing annual interest at 8%. In September 2016, in connection with the Merger, the officer agreed to convert this note into additional equity interests in the Company, which were exchanged for a total of one share of the Parent company’s common stock in the Merger.

Convertible Notes Payable - Members

In April 2015 as part of a member cash call, the Company entered into convertible notes payable to members totaling $25,000. In September 2016, members holding $22,500 of these notes elected to exchange these notes and all accrued interest for equity interest in the Parent company. The member holding the remaining $2,500 in convertible notes elected for repayment in cash of the note and accrued interest.

Interest expense on the convertible notes payable to members was $8,351 for the year ended December 31, 2016. Contracted Software Development Costs and Unearned Revenue – Related Party

During the year ended December 31, 2015, the Company entered into an agreement with a related party, an entity in which two of the Company members have significant ownership, to provide software development services. During 2015, the Company received $156,000 in payments for these services. The contracted services had not yet been completed as of December 31, 2015, and all amounts received were classified as unearned revenue. During the year ended December 31, 2016, the Company completed this work, recognizing the previously unearned revenue from 2015 as well as an additional $46,500, for a total of $202,500 in revenue from the related party.

Other Agreements

On June 2, 2017, the Company entered into an agreement with an entity managed by a former director of the Company to provide services to the entity. A retainer deposit of $57,400 was received, and services were to be initiated within sixty days. As of December 31, 2017, the Company has not yet performed the services outlined in this agreement, and per its terms, will need to return the deposit. This amount is included in accrued expenses on the balance sheet. During the year ended December 31, 2017, the Company received advances totaling $116,883 from a related party. These advances are not evidenced by a promissory note, and are non-interest bearing. The amount is reflected as Demand obligation payable–related party on the balance sheet.

Note 6 - Commitments and Contingencies

On September 23, 2016, the Company entered into an office lease agreement commencing October 1, 2016. This lease expires December 31, 2018. A concession of the first five months’ rent was provided. After that time, the monthly rent will be $8,121 for months 6 through 17, and $8,375 for months 18 through 27. Total rent to be paid over the course of the lease is being expensed on a straight-line basis over the period of the entire lease, creating a deferred rent liability of $19,230 as of December 31, 2017. Due to the Company’s financial difficulties, the landlord agreed to let the Company begin ratably applying their security deposit against their monthly rent payments due effective October 2017, providing for reduced rent payments of $5,347 per month through the remainder of the lease. The Company’s security deposit has been reduced to $33,500 as of December 31, 2017. Rent expense was $83,105 and $54,179 for the years ended December 31, 2017 and 2016, respectively. Future minimum lease payments under this agreement total $64,166 for 2018.

The Company has agreed to indemnify its officers and members for certain events or occurrences that may arise as a result of the officers or members serving in such capacity. The term of the indemnification period is for the officer’s or member’s lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited.

Note 7 – Members’ Deficit

As of December 31, 2015, ownership interest in the Company consists solely of 100 Class A units. Between January and May 2016, the Company issued 5.59 Class A units in exchange for $325,000 in additional capital contributions received.

In September 2016, as part of the Merger transaction, the members converted their membership interests in the Company to equity in the Parent company. Additionally, all except one of the members that were convertible note holders elected to convert their notes and accrued interest into equity interest in the Parent company.

Note 8 - Subsequent Events

On January 3, 2018, the Company’s Parent corporation entered into an agreement with one of the Company’s initial investors to sell off its interests in the Company. As of this date, the Company is no longer a subsidiary of TimefireVR Inc. As part of the agreement, the Company entered a secured promissory note in the principal amount of $120,000 bearing 6% annual interest that matures in nine months. Additionally, the Company assumed certain liabilities including a $100,000 senior convertible note of the Parent company dated March 3, 2017.

TIMEFIREVR INC.
UNAUDITED PRO FORMA BALANCE SHEETS
As of March 31, 2018

	As Reported	Pro Forma Adjustments	Notes	Pro Forma

ASSETS
Current Assets:
Cash	$1,161,773	$—		$1,161,773
Investment in ether	43,400	—		43,400
Note receivable	120,000	—		120,000
Interest receivable	1,800	—		1,800
Accounts receivable	—	—		—
Prepaid expenses and other current assets	189,269	—		189,269
Total current assets	1,516,242	—		1,516,242

Other Assets:
Property and equipment, net	51,237	—		51,237
Deposit	—	—		—
Total Assets	$1,567,479	$—		$1,567,479

LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)
Current Liabilities:
Accounts payable and accrued expenses	$73,494	$—		$73,494
Demand obligation payable - related party	—	—		—
Convertible notes payable, net	1,777,326	—		1,777,326
Accrued interest	200,154	—		200,154
Short-term advance - related party	—	—		—
Total current liabilities	2,050,974	—		2,050,974

Long Term Liabilities:
Derivative liabilities	338,088	—		338,088
Total long term liabilities	338,088	—		338,088

Total liabilities	2,389,062	—		2,389,062

Commitments and Contingencies	—	—		—

Mezzanine Equity
Preferred Series A stock, par value $.01 per share, 134,000 shares authorized; 0 and 133,334 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively. Stated at redemption value.	—	—		—

Shareholders' Deficit:
Preferred Stock, par value $.01, 10,000,000 shares authorized all series:
Preferred Series A-1 stock, par value $.01 per share, 21,000 shares authorized; 0 and 14,923 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	—	—		—
Preferred Series B stock, par value $.01 per share, 300,000 shares authorized; no shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	—	—		—
Preferred Series C stock, par value $.01 per share, 0 and 502 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	—	—		—
Preferred Series E stock, par value $.01 per share, 195,382 and 0 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	1,954	—		1,954
Obligation to issue common stock	7,667	—		7,667
Common stock, par value $.001 per share, 500,000,000 shares authorized; 155,601,804 and 47,269,804 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	155,602	—		155,602
Additional paid-in capital	2,205,830	—		2,205,830
Accumulated deficit	(3,192,636)	—		(3,192,636)
Total shareholders' deficit	(821,583)	—		(821,583)

Total Liabilities and Shareholders' Deficit	$1,567,479	$—		$1,567,479

TIMEFIREVR INC.
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2018

	As Reported	Pro Forma Adjustments	Notes	Pro Forma

Revenues	$—	$—		$—

Operating expenses:
Occupancy	3,095	—		3,095
Depreciation and amortization	868	—		868
Officer compensation	276,490	—		276,490
Professional fees	290,084	—		290,084
Other operating expenses	65,968	—		65,968
Total operating expenses	636,505	—		636,505

Loss from operations	(636,505)	—		(636,505)

Other income (expense):
Change in fair value of derivative liabilities	(268,928)	—		(268,928)
Loss in fair value of ether	(56,600)	—		(56,600)
Interest income	1,841	—		1,841
Interest expense	(162,134)	—		(162,134)
Total other income (expense)	(485,821)	—		(485,821)

Income (loss) from continuing operations	(1,122,326)	—		(1,122,326)

Gain on disposal of Timefire, LLC	670,428	—		670,428
Loss from discontinued operations	(180)	—		(180)
Income (loss) from discontinued operations	670,248	—		670,248

Income tax expense	—	—		—

Net income (loss)	$(452,078)	$—		$(452,078)

Basic net income (loss) per common share	$(0.00)			$(0.00)
Diluted net income (loss) per common share	$(0.00)			$(0.00)

Basic weighted average common
shares outstanding	114,181,237			114,181,237

Diluted weighted average common
shares outstanding	114,181,237			114,181,237

TIMEFIREVR INC.
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2017

	Consolidated	Pro Forma Adjustments	Notes	Pro Forma

Revenues	$933	$(933)	a	$—
Cost of sales	280	(280)	a	—
Gross profit	653	(653)		—

Operating expenses:
Research and development	993,934	(993,934)	a	—
Occupancy	83,808	(83,808)	a	—
Depreciation & amortization	12,607	(12,607)	a	—
Officer compensation	650,731	(480,412)	a	170,319
Professional fees	905,469	(1,562)	a	903,907
Other operating expenses	42,275	(24,286)	a	17,989
Total operating expenses	2,688,824	(1,596,609)		1,092,215

Loss from operations	(2,688,171)	1,595,956		(1,092,215)

Other income (expense):
Change in fair value of derivative liabilities	4,193,081	—		4,193,081
Interest income	2	(2)	a	—
Interest expense	(376,085)	697	a	(375,388)
Total other income (expense)	3,816,998	695		3,817,693

Income (loss) from continuing operations	1,128,827	1,596,651		2,725,478

Loss from discontinued operations	—	(1,596,651)	b	(1,596,651)

Income tax expense	—	—		—

Net income (loss)	$1,128,827	$—		$1,128,827

Basic net income (loss) per common share	$0.02			$0.02
Diluted net income (loss) per common share	$0.02			$0.02

Basic weighted average common
shares outstanding	46,421,363			46,421,363

Diluted weighted average common
shares outstanding	69,720,326			69,720,326

TIMEFIREVR INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Transaction

On January 3, 2018, the Company entered into a Membership Interest Purchase Agreement (the “Agreement”) by and between the Company and Mitchell Saltz (“Saltz”). Pursuant to the terms of the Agreement, Saltz acquired all the membership interests of the Company’s subsidiary, Timefire LLC (“TLLC”).

In consideration for entering in the Agreement, the Company received: (i) $100,000 in cash and (ii) a secured promissory note in the principal amount of $120,000 bearing 6% annual interest maturing in nine months. Additionally, Saltz or TLLC assumed certain of the Company’s liabilities including a sublease agreement entered into by the Company, loans made by Saltz to the Company, a certain $100,000 senior convertible note of the Company dated March 3, 2017, a certain services agreement entered into by the Company, certain past compensation owed to the Company’s former executive officers, and certain credit card debts owed by the Company.

2.	Basis of Presentation

The unaudited pro forma financial statements for the period ended March 31, 2018 are based upon the previously filed unaudited financial statements of the Company for the three months ended March 31, 2018. The financial statements for this period already reflected the discontinued operations presentation. The unaudited pro forma statements of operations for the year ended December 31, 2017 are based upon the previously filed audited financial statements of the Company for the year ended December 31, 2017. The unaudited pro forma condensed consolidated financial information was prepared under United States Generally Accepted Accounting Principles.

The pro forma financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

3.	Unaudited Pro Forma Adjustments

Adjustments included under the column headings “Pro Forma Adjustments” represent the following:

a.	To remove operating activity of subsidiary
b.	To classify the operating activity of subsidiary as discontinued operations